Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports First Quarter 2017 Results

BRENTWOOD, Tenn. – (May 3, 2017) AAC Holdings, Inc. (NYSE: AAC) announced its results for the first quarter ended March 31, 2017. All comparisons included in this release are to the comparable prior-year period unless otherwise noted.

First Quarter 2017 Operational and Financial Highlights:

•	Client admissions increased 23% to 3,216
•	Average daily residential census increased 5% to 802; average sober living census was 154
•	Outpatient visits increased 232% to 16,550
•	Client related revenues increased 14% to $71.2 million
•	Net loss available to AAC Holdings, Inc. common stockholders was $0.6 million, or $(0.03) per diluted common share
•	Adjusted EBITDA was $12.7 million (see non-GAAP reconciliation herein)
•	Adjusted earnings per diluted common share was $0.12 (see non-GAAP reconciliation herein)

“We are on track with our major initiatives for 2017 to deliver exceptional clinical quality, drive revenue, reduce operating costs and complete our planned bed expansion activity for the remainder of 2017,” noted Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, Inc. “We are focused on providing a full continuum of care to our clients that includes detoxification services in hospital environments, residential treatment facilities, outpatient services, sober living options and industry leading diagnostic capabilities. Our added bed capacity will complement the expansion of our business development team and call center as we look to increase admissions in the second half of the year to drive higher utilization and operating margins.”

First Quarter 2017 compared with First Quarter 2016

Beginning with the first quarter of 2017, AAC has elected to break down its revenues between client related revenue and non-client related revenue. Client related revenue includes: (1) residential treatment facility services and related professional services; (2) outpatient facility services, related professional services and sober living services; and (3) client related diagnostic services, which includes point of care drug testing and client related diagnostic laboratory services. Non-client related revenue includes marketing and diagnostic services provided to third parties. Prior-period results have been conformed to the current-period presentation.

Residential treatment facility revenue increased 11% to $49.5 million compared with $44.7 million in the same period in the prior year. As expected, our average daily residential revenue (ADR) increased to $686 from $643 in the same period in the prior year as a result of an increase in the percentage of client days at higher levels of care at our residential treatment facilities.

Outpatient and sober living facility revenue increased 200% to $5.7 million compared with $1.9 million in the same period in the prior year. Average revenue per outpatient visit (ARV) was $345 compared with $383 in the same period in the prior year. The decrease in ARV is the result of an increase in the percentage of outpatient visits being generated from our in-network outpatient centers compared to our out-of-network outpatient centers.

Client related diagnostic services revenue, which includes point of care drug testing revenue and client related diagnostic laboratory services revenue, was relatively flat at $16.0 million compared with $16.1 million in the same period in the prior year.

Non-client related revenue was $1.8 million compared with $2.6 million in the same period in the prior year. The decrease in non-client related revenue is primarily related to a greater amount of Referral Solutions Group, LLC generated leads utilized internally versus sold to other treatment providers.

Operating expenses increased to $72.5 million from $63.9 million in the prior-year period primarily related to the growth in outpatient visits, and to a lesser degree, our residential average daily census combined with an increase in salaries, wages and benefits. Salaries, wages and benefits, as a percentage of total revenues, were 50% compared with 49% in the prior year.

Net loss available to AAC Holdings, Inc. common stockholders was $0.6 million, or $(0.03) per diluted common share, compared with net income available to AAC Holdings, Inc. common stockholders of $0.6 million, or $0.03 per diluted common share, in the prior-year period. Adjusted EBITDA increased to $12.7 million compared with $12.0 million for the same period in the prior year. Adjusted net income available to AAC Holdings, Inc. common stockholders decreased to $2.8 million, or $0.12 per diluted common share, compared with $4.4 million, or $0.20 per diluted common share, for the same period in the prior year. Adjusted net income available to AAC Holdings, Inc. common stockholders, adjusted diluted earnings per share and Adjusted EBITDA are non-GAAP financial measures. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures, net (loss) income available to AAC Holdings, Inc. common stockholders, diluted (loss) earnings per common share and net loss, respectively, are included in this release.

De Novo Activity and Bed Expansion Pipeline

Laguna Treatment Hospital received Joint Commission (JCAHO) accreditation on February 14, 2017 and is licensed for 93 beds. As of April 30, 2017, the facility was treating 48 clients out of 72 staffed beds.

At the Oxford Treatment Center in Mississippi, we added an additional 24 residential beds in April 2017, increasing total residential bed capacity to 124.  In addition, the construction of 48 sober living beds is expected to be completed in the third quarter of 2017.

At New Orleans East Hospital, we currently anticipate having 36 in-network beds providing detoxification and residential treatment services operational mid-year 2017, subject to receiving licensure.

At Resolutions Arlington, we currently anticipate increasing available sober living beds from 80 to 155 by the end of 2017.

Bed capacity has been reduced by 12 at our Forterus location in California due to our initiative to treat higher acuity clients at our Laguna Treatment Hospital.

We continue to develop the 150-bed residential treatment center in Ringwood, New Jersey which is expected to open mid-year 2018.

Balance Sheet and Cash Flows

As of March 31, 2017, AAC Holdings’ balance sheet reflected cash and cash equivalents of $5.9 million, net property and equipment of $145.4 million and total debt of $198.4 million. Capital expenditures in the first quarter of 2017 totaled $10.7 million. Cash flows provided by operations totaled $4.4 million for the first quarter of 2017 compared with cash flows provided by operations of $4.3 million in the prior-year period. Days sales outstanding (“DSO”) was 116 for the first quarter of 2017 compared with 88 for the prior-year period. Our DSO’s continue to be impacted by increased documentation requests by commercial payors prior to payment and slower collections related to laboratory services. Provision for doubtful accounts was 9% of total revenues for the first quarter of 2017 compared with 8% of total revenues for the prior-year period.

2017 Outlook

AAC updated its full year 2017 guidance to include a breakdown of its components of revenue. Total revenue for 2017 is expected to be approximately $295 million to $305 million and be comprised of the following:

•

Residential treatment facility revenue of approximately $203 million to $207 million: based on an average daily residential census of 890 to 900 and an ADR of $625 to $630 (excludes point of care drug testing and diagnostic lab services)

•

Outpatient and sober living facility revenue of approximately $30 million to $32 million: based on total outpatient visits of 87,000 to 89,000 and an ARV of $345 to $360 (excludes point of care drug testing and diagnostic lab services)

•	Client related diagnostic services revenue, including point of care drug testing revenue and client related diagnostic lab services revenue, of approximately $48 million to $50 million
•	Non-client related revenue of approximately $14 million to $16 million related to Referral Solutions Group and third party laboratory services

AAC affirmed its previously issued guidance for Adjusted EBITDA in the range of $52 million to $54 million and adjusted earnings per diluted common share in the range of $0.50 to $0.58. The Company also continues to expect an annual effective tax rate of 37% to 39% and diluted weighted-average common shares outstanding of approximately 23 million for the year.

This outlook does not include the impact of any future acquisitions, transaction-related costs, litigation settlement and expenses related to legal defenses.

With respect to our “2017 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including de novo start-up and other expense and acquisition-related expenses. We expect these adjustments may have a potentially significant impact on our future GAAP financial results.

Earnings Conference Call

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, May 4, 2017, at 8:00 a.m. CT. The number to call for this interactive teleconference is (412) 542-4144. A replay of the conference call will be available through May 11, 2017, by dialing (412) 317-0088 and entering the replay access code: 10105997.

The live audio webcast of the Company’s quarterly conference call will be available online at ir.americanaddictioncenters.org. The online replay will be available on the website one hour after the call.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) an increase in our provision for doubtful accounts based on the aging of receivables;  (v) our failure to successfully achieve growth through acquisitions and de novo expansions; (vi) uncertainties regarding the timing of the closing of acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (viii) our failure to achieve anticipated financial results from prior acquisitions; (ix) a disruption in our ability to perform definitive drug testing services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (xi) a disruption in our business and reputation and potential economic consequences with the civil securities claims brought by shareholders; (xii) our inability to agree on conversion and other terms for the balance of convertible debt; (xiii) our inability to meet our covenants in the loan documents; (xiv) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xv) our inability to integrate newly acquired facilities; and (xvi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2017	March 31, 2016
Revenues
Client related revenue	$71,219	$62,706
Non-client related revenue	1,820	2,642
Total revenue	73,039	65,348
Operating expenses
Salaries, wages and benefits	36,772	31,971
Client related services	6,378	4,919
Provision for doubtful accounts	6,587	5,483
Advertising and marketing	3,775	4,397
Professional fees	2,642	4,307
Other operating expenses	8,789	6,654
Rentals and leases	1,885	1,532
Depreciation and amortization	5,469	3,915
Acquisition-related expenses	183	764
Total operating expenses	72,480	63,942
Income from operations	559	1,406
Interest expense	2,734	1,702
Other expense (income), net	34	(7)
Loss before income tax benefit	(2,209)	(289)
Income tax benefit	(565)	(20)
Net loss	(1,644)	(269)
Less: net loss attributable to noncontrolling interest	1,041	855
Net (loss) income available to AAC Holdings, Inc. common stockholders	$(603)	$586

Basic (loss) earnings per common share	$(0.03)	$0.03
Diluted (loss) earnings per common share	$(0.03)	$0.03
Weighted-average common shares outstanding:
Basic	23,163,626	22,094,790
Diluted	23,163,626	22,113,500

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$5,880	$3,964
Accounts receivable, net of allowances	94,144	87,334
Prepaid expenses and other current assets	4,897	5,181
Total current assets	104,921	96,479
Property and equipment, net	145,410	141,307
Goodwill	134,396	134,396
Intangible assets, net	9,953	10,356
Deferred tax assets	1,316	598
Other assets	626	748
Total assets	$396,622	$383,884

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,711	$9,155
Accrued liabilities	24,865	26,742
Current portion of long-term debt	10,965	9,445
Total current liabilities	49,541	45,342
Long-term debt, net of current portion and debt issuance costs	187,456	179,661
Other long-term liabilities	4,121	4,093
Total liabilities	241,118	229,096

Stockholders’ equity	166,863	165,106
Noncontrolling interest	(11,359)	(10,318)
Total stockholders’ equity including noncontrolling interest	155,504	154,788
Total liabilities and stockholders’ equity	$396,622	$383,884

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Dollars in thousands)

	Three Months Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net loss	$(1,644)	$(269)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	6,587	5,483
Depreciation and amortization	5,469	3,915
Equity compensation	2,137	2,638
Amortization of debt issuance costs	173	95
Deferred income taxes	(718)	—
Changes in operating assets and liabilities:
Accounts receivable	(13,397)	(7,471)
Prepaid expenses and other assets	406	(7)
Accounts payable	4,556	(462)
Accrued liabilities	759	302
Other long term liabilities	28	55
Net cash provided by operating activities	4,356	4,279
Cash flows from investing activities:
Purchase of property and equipment	(10,687)	(7,017)
Escrow funds held on acquisition	—	(550)
Net cash used in investing activities	(10,687)	(7,567)
Cash flows from financing activities:
Proceeds from revolving line of credit, net	11,679	—
Payments on long-term debt and capital leases	(2,537)	(1,030)
Payment of tax on net share settlement	(895)	—
Repayment of long-term debt — related party	—	(1,195)
Net cash provided by (used in) financing activities	8,247	(2,225)
Net change in cash and cash equivalents	1,916	(5,513)
Cash and cash equivalents, beginning of period	3,964	18,750
Cash and cash equivalents, end of period	$5,880	$13,237

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Operating Metrics:
New admissions[1]	3,216	3,078	3,258	2,890	2,623
Average daily residential census[2]	802	835	853	821	764
Average daily sober living census[3]	154	127	114	88	80
Total census	956	962	967	909	844
Average episode length (days)[4]	27	27	27	28	28
Average daily residential revenue[5]	$686	$667	$624	$600	$643
Average net daily residential revenue[6]	$640	$630	$594	$566	$599
Revenue per admission[7]	$22,145	$23,114	$21,022	$23,608	$23,906
Outpatient visits[8]	16,550	15,817	15,299	13,079	4,978
Average revenue per outpatient visit[9]	$345	$360	$329	$309	$383
Client related diagnostic services[10]	23%	20%	22%	28%	26%
Residential bed count at end of period[11]	1,128	1,140	1,140	1,139	934
Effective residential bed count at end of period[12]	1,063	1,067	1,057	1,064	892
Average effective residential bed utilization[13]	75%	79%	82%	82%	86%
Days sales outstanding (DSO)[14]	116	111	105	95	88

1  Represents total client admissions at our owned and leased residential facilities for the period presented.

2  Represents average daily client census at all of our residential facilities.

3   Represents average daily client census at Resolutions Oxford, Resolutions Las Vegas and Resolutions Arlington.

4 Average episode length is the consecutive number of days from admission to discharge that a client stays at an AAC residential facility and, when applicable, an AAC sober living facility.

5  Average daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities, less client related diagnostic services revenue, during the period divided by the product of the number of days in the period multiplied by average daily residential census.

6  Average net daily residential revenue is calculated as total revenues from all of our owned and leased residential facilities, less client related diagnostic services revenue, and less provision for doubtful accounts during the period, divided by the product of the number of days in the period multiplied by average daily residential census.

7  Revenue per admission is calculated by dividing client related revenue by new admissions. This metric includes community based revenue.

8  Represents the total number of outpatient visits at our standalone outpatient centers during the period.

9  Average revenue per outpatient visit is calculated as total revenues from all of our owned and leased standalone outpatient facilities, less client related diagnostic services revenue, during the period divided by the number of outpatient visits during the period.

10  Client related diagnostic services revenue, as a percentage of client related revenue, includes point-of-care and client related diagnostic laboratory services.

11  Residential bed count at end of period includes all beds at owned and leased inpatient facilities.

12  Effective bed count at end of period represents the number of beds for which our facilities are staffed based on planned census.

13  Average effective residential bed utilization represents average daily residential census divided by the average effective residential bed count during the quarter.

14  Days sales outstanding is calculated as accounts receivable, net of allowance for doubtful accounts, at the end of the period divided by revenues per day. Revenues per day is calculated by dividing revenues for the period by the number of days in the period.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Adjusted EBITDA to Net (Loss) Income Available to AAC Holdings, Inc. Common Stockholders
	Three Months Ended
	March 31, 2017	March 31, 2016
Net (loss) income available to AAC Holdings, Inc. common stockholders	$(603)	$586
Non-GAAP Adjustments:
Interest expense	2,734	1,702
Depreciation and amortization	5,469	3,915
Income tax benefit	(565)	(20)
Net loss attributable to noncontrolling interest	(1,041)	(855)
Stock-based compensation and related tax reimbursements	2,137	2,638
Litigation settlement and California matter related expense	159	2,325
Acquisition-related expense	272	860
De novo start-up and other expense	3,354	862
Employee severance expense	743	—
Adjusted EBITDA	$12,659	$12,013

Adjusted EBITDA, adjusted net income available to AAC Holdings, Inc. common stockholders, and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below.   Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results.  The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP").   The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines adjusted EBITDA as net (loss) income available to AAC Holdings, Inc. common stockholders adjusted for interest expense, depreciation and amortization expense, income tax benefit, net loss attributable to noncontrolling interest, stock-based compensation and related tax reimbursements, litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, and employee severance expense.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except per share amounts)
Reconciliation of Adjusted Net Income Available to AAC Holdings, Inc. Common Stockholders to Net (Loss) Income Available to AAC Holdings, Inc. Common Stockholders

	Three Months Ended
	March 31, 2017	March 31, 2016
Net (loss) income available to AAC Holdings, Inc. common stockholders	$(603)	$586
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	159	2,325
Acquisition-related expense	272	860
De novo start-up and other expense	3,354	862
Employee severance expense	743	—
Income tax effect of non-GAAP adjustments	(1,158)	(280)
Adjusted net income available to AAC Holdings, Inc. common stockholders	$2,767	$4,353
Weighted-average common shares outstanding - diluted	23,163,626	22,113,500
GAAP diluted earnings per common share	$(0.03)	$0.03
Adjusted diluted earnings per common share	$0.12	$0.20

Management defines adjusted net income available to AAC Holdings, Inc. common stockholders as net income (loss) available to AAC Holdings, Inc. common stockholders adjusted for litigation settlement and California matter related expense, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, employee severance expense, and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income available to AAC Holdings, Inc. common stockholders as opposed to net income available to AAC Holdings, Inc. common stockholders.

With respect to our “2017 Outlook” above, reconciliation of adjusted EBITDA and adjusted earnings per diluted common share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including acquisition-related expenses and de novo start-up and other expense. We expect these adjustments may have a potentially significant impact on our future GAAP financial results.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Client Related Revenue Net of De novo and Certain Operating Expenses to Client Related Revenue and Certain Operating Expenses

The table below provides supplemental detail on how certain Non-GAAP adjustments impact client related revenue and certain operating expenses.  Management believes these Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends and enhance the investors’ ability to compare period-to-period financial results.

	Three Months Ended
	March 31, 2017	March 31, 2016
Client related revenue	$71,219	$62,706
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(2,607)	(2,421)
Adjusted client related revenue net of de novo and facility closure operating losses	$68,612	$60,285

Salaries, wages and benefits	36,772	31,971
Non-GAAP Adjustments:
Stock-based compensation	(2,137)	(2,638)
De novo start-up expense and other(1)	(2,857)	(1,929)
Acquisition-related expense	—	(59)
Employee severence expense	(743)	—
Adjusted salaries, wages, and benefits	$31,035	$27,345

Client related services	$6,378	$4,919
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(509)	(270)
Adjusted client related services	$5,869	$4,649

Provision for doubtful accounts	$6,587	$5,483
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(95)	(3)
Adjusted provision for doubtful accounts	$6,492	$5,480

Advertising and marketing	$3,775	$4,397
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(1,319)	(439)
Adjusted advertising and marketing	$2,456	$3,958

Professional fees	$2,642	$4,307
Non-GAAP Adjustments:
Litigation settlement and California matter related expense	(159)	(2,325)
Acquisition-related expense	(89)	(37)
De novo start-up expense and other(1)	(45)	(5)
Adjusted professional fees	$2,349	$1,940

Other operating expenses	$8,789	$6,654
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(983)	(478)
Adjusted other operating expenses	$7,806	$6,176

Rentals and leases	$1,885	$1,532
Non-GAAP Adjustments:
De novo start-up expense and other(1)	(153)	(159)
Adjusted rentals and leases	$1,732	$1,373

(1)

De novo start-up expenses and other primarily relate to de novo facility net operating losses with respect to the opening of a de novo facility and continuing for a period of time after the facility has begun to accept clients, historically six to nine months, as the operations and census increase to what we believe are normalized operating levels.